EXHIBIT 21


                      Subsidiaries of the registrant


Name                                                   Jurisdiction of
                                                        Organization

Progress Bank............................................United States
Progress Capital, Inc....................................Delaware
Progress Realty Advisors, Inc............................Pennsylvania
Progress Realty Advisors, L.P............................Pennsylvania
Progress Asset Management Company........................Pennsylvania
Progress Sentry Corporation..............................Pennsylvania
P. H. Sentry Associates..................................Pennsylvania
Alliance Realty Services, L.L.C..........................Pennsylvania
Dolphin Service Corporation..............................Pennsylvania
Pilot Financial Corporation..............................Pennsylvania
Eagle Service Corporation................................Pennsylvania
PFSB, Inc................................................Pennsylvania
RabPub, Inc..............................................Pennsylvania
Progress Holding, Inc....................................Pennsylvania
Progress Investment Company..............................Pennsylvania
The Equipment Leasing Company............................Maryland
PBIC, Inc................................................Delaware
ProCall Teleservices, Inc................................Pennsylvania
Progress Capital Management, Inc.........................Pennsylvania